NSAR ITEM 77O
October 1, 2000 to March 31, 2001
VK Growth  Fund
10f-3 Transactions


Underwriting       Underwriting         Purchased From        Amount of       % of          Date of
      #                                                       shares      Underwriting      Purchase

      1.          Coach, Inc.           Salomon Smith Barney    4,800          0.065%         10/04/00

      2.          Advanced Switching    Oppenheimer               300          0.005%         10/04/00
                  Communications, Inc.

      3.          Transmeta Corp.       DB Alex Brown             500          0.004%         11/06/00

      4.          KPMG Consulting       J.P. Morgan            16,300          0.014%         02/07/01

      5.          Riverstone Networks   J.P. Morgan             3,500          0.035%         02/15/01


Underwriting Participants for #1

Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
M.R. Beal & Company
Bear, Stearns & Co. Inc.
William Blair & Company, LLC
Ramirez & Co., Inc.
Salomon Smith Barney Inc.
Wachovia Securities, Inc.
The Williams Capital Group, LP

Underwriting Participants for #2

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
FleetBoston Robertson Stephens Inc.
CIBC World Markets Corp.
Dain Rauscher Wessels
Ferris, Baker Watts, Incorporated
First Union Securities, Inc.
Guzman & Company
Edward D. Jones & Co., LP
Nutmeg Securities, Ltd.
Tucker Anthony Incorporated

Underwriting Participants for #3

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
SG Cowen Securities Corporation
ABN AMRO Incorporated
Adams, Harkness & Hill, Inc.
Sanford C. Bernstein & Co., Inc.
Chase Securities Inc.
Chatsworth Securities LLC
Dain Rauscher Wessels
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Edward D. Jones & Co., LP
Pacific Growth Equities, Inc.

Underwriting Participants for #4

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorp
Banc of America Securities
BNY Capital Markets, Inc.
Bear, Stearns & Co., Inc.
Blaylock & Partners, L.P.
Epoch Securities, Inc.
Janney Montgomery Scott LLC
Edward D. Jones & Co., L.P.
Lehman Brothers Inc.
PNC Capital Markets, Inc.
Sanders Morris Harris Inc.
SG Cowen Securities Corporation

Underwriting Participants for #5

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Ferris, Baker Watts, Incorporated
First Albany Corporation
Kaufman Bros.,L.P.
SG Cowen Securities Corporation
SunTrust Equitable Securities Corporation
UBS Warburg LLC